UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 6, 2006

PHASE FORWARD INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50839	04-3386549
(Commission File Number)	(IRS Employer Identification No.)

880 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 703-1122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Grants of Restricted Stock Awards

On June 6, 2006, the Company, pursuant to its 2004 Stock Option and Incentive Plan As Amended and Restated March 2006, granted restricted common stock awards to the following executive officers of the Company:

Name	Number of Shares
Robert K. Weiler	400,000
Paul A. Bleicher, M.D., Ph.D	50,000
Victor P. Becker	15,000
D. Ari Buchler	50,000
Michael P. Owings	12,000
Stephen J. Powell	30,000
Paramjeet Randhawa	12,000
Steven J. Rosenberg	75,000
Channing H. Russell	12,000
Rodger Weismann	72,000

The restricted common stock awards are subject to vesting periods commencing no earlier than 18 months after the date of grant and throughout the period thereafter, with the longest period ending five years after the date of grant, with acceleration of vesting provided upon certain events. A copy of the Form of Restricted Stock Award Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The descriptions set forth in this report of the terms and conditions of the awards are qualified in their entirety by reference to the full text of such award agreement.

Amendment to Executive Agreements

On June 6, 2006, the Company adopted an amendment to the Executive Agreement entered into by and between the Company and each of its executive officers, other than Stephen J. Powell, to provide for certain clarifying changes in response to Section 409A of the Internal Revenue Code. A copy of the Amendment to Executive Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement

10.2	Amendment to Executive Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Phase Forward Incorporated

June 12, 2006	By:	/s/ Rodger Weismann
Rodger Weismann
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Restricted Stock Award Agreement

10.2	Amendment to Executive Agreement